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                                                                    Exhibit 10.2

               FORM OF EXPENSE AND INDEMNITY AGREEMENT - JPMORGAN

-, 2004

Ms. Joanne Adamis, Vice President
JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, New York 10004
Attention: Institutional Trust Services

Dear Ms. Adamis:

The Hartford Life Global Funding program (the "Program") is a program for the issuance to the public from time to time, of one or more series of notes (each a Series of "Notes") by newly created statutory trusts organized under the laws of the State of Delaware (each a "Trust"). A separate Trust will be formed for the issuance of each series of Notes, pursuant to a trust agreement, between Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee") and Amacar Pacific Corporation, as administrator and Beneficial Holder (the "Trust Agreement"). Each Trust shall enter into a separate indenture (each an "Indenture") with JPMorgan Chase Bank, ("JPMorgan") as indenture trustee. Each series of Notes are secured solely by assets held by the relevant Trust. The proceeds from the sale of each series of Notes are to be used to purchase a Funding Agreement issued to the relevant Trust by Hartford Life Insurance Company, a Connecticut stock life insurance company ("Hartford Life"). Each Trust shall be administered pursuant to an administrative services agreement between the Delaware Trustee and Amacar Pacific Corporation, as administrator (the "Administrator"), dated -, 2004, whereby the Administrator has agreed to provide certain services of the Trust.

In consideration of JPMorgan providing services in connection with the Program and pursuant to the Program documents under which JPMorgan has certain duties and obligations, Hartford Life hereby agrees to the following compensation arrangements and terms of indemnity.

         1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "EXCLUDED AMOUNTS" means (i) any obligation of a Trust to make any payment to any Holder in accordance with the terms of an Indenture or the Notes,
(ii) any obligation or expense of a Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under a Funding Agreement, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on JPMorgan that results from the bad faith or negligence of JPMorgan, (iv) any costs and expenses attributable solely to JPMorgan's administrative overhead, (v) any tax imposed on fees paid to JPMorgan, (vi) any withholding taxes imposed on or with respect of payments with respect to the Notes made under any Funding Agreement, an Indenture or any Note and (vii) any Additional Amounts paid to any Holder.

         "FEES" means the fees as set forth in the fee schedule attached hereto as EXHIBIT A, as revised from time to time in accordance herewith, or in any separate fee agreement between Hartford Life and JPMorgan.

         "INDEMNIFIED PERSON" means any person entitled to indemnity payments pursuant to Section 5.

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         "OBLIGATION" means any and all Reasonable Costs and Expenses incurred, relating to the offering, sale and issuance of the Notes by a Trust and the administration of the Program documents, including (i) the reasonable fees and expenses of counsel, and (ii) costs and expenses of a Trust; provided that Obligations do not include Excluded Amounts or Fees and further provided that the parties acknowledge that JPMorgan is not obligated to pay the cost or expenses of any Trust.

         "REASONABLE COSTS AND EXPENSES" are limited to (i) all reasonable expenses actually and reasonably incurred by JPMorgan that either do not exceed the indicated amounts listed in EXHIBIT B or have been approved in writing in advance by an officer of Hartford Life including the reasonable legal expenses incurred in connection with proposed amendments to an Indenture, related documents or the Program or in connection with series of Notes having features not contemplated or provided for at the inception of the Program and (ii) any extraordinary cost or expense actually incurred by JPMorgan that was not reasonably anticipated by JPMorgan or which was not reasonably avoidable; provided that JPMorgan will give Hartford Life prompt notice of any such extraordinary cost or expense.

         In the case of expenses approved in writing in advance pursuant to the definition of "Reasonable Costs and Expenses," Hartford Life agrees, from time to time, at the request of JPMorgan, to negotiate reasonably and in good faith reasonable modifications in such expenses that, owing to the nature of the transaction giving rise to such expenses, JPMorgan reasonably anticipates will be incurred by it.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indentures.

         2. FEES. Hartford Life hereby agrees to pay JPMorgan its Fees promptly after delivery of JPMorgan's invoice therefor. If there is a substantive change in the nature of JPMorgan's duties acceptable to the parties, the parties mutually agree to negotiate an equitable adjustment to JPMorgan's Fees and to reflect such adjustment in a revised EXHIBIT A.

         3. PARTIAL REFUND. If JPMorgan resigns or its appointment is revoked pursuant to any of the Program Documents under which JPMorgan has duties or obligations, JPMorgan will repay to Hartford Life such part of any annual Fee paid to it as may be agreed between JPMorgan and Hartford Life.

         4. PAYMENT OF OBLIGATIONS. If JPMorgan delivers written notice and evidence, reasonably satisfactory to Hartford Life, of any Obligation of JPMorgan, Hartford Life shall, upon receipt of such notice promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to Hartford Life at its address set forth below, or at such other address as such party shall hereafter furnish in writing:

         IF BY OVERNIGHT DELIVERY:                   IF BY U.S. MAIL:
         Hartford Life Insurance Company             Hartford Life Insurance Company
         200 Hopmeadow Street                        P.O. Box 2999
         Simsbury, Connecticut 06089                 Hartford, Connecticut 06104-2999
         Attn.: Institutional Investment Products    Attn.: Institutional Investment Products
         Telephone: (860) 843-9477
         Facsimile: (860) 843-5775

         JPMorgan will (i) from time to time execute all such instruments and other agreements in a form reasonably satisfactory to JPMorgan and take all such other actions as Hartford Life may reasonably request, to

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protect any interest of Hartford Life with respect to any Obligation or to enable Hartford Life to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to Hartford Life any amount received from Hartford Life relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by JPMorgan from a party other than Hartford Life.

         Hartford Life and JPMorgan hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of Hartford Life to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by Hartford Life to the account of the person to whom such Obligation is owed.

         5. INDEMNIFICATION. Subject to Section 6 and 7, Hartford Life hereby agrees to indemnify, and to hold harmless, to the full extent permitted by law, JPMorgan, its officers, directors, successors, assigns, legal representatives, agents and servants who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding relating to or arising out of the acceptance or administration by JPMorgan of its trusts or agencies under the Program Documents or the performance or non-performance by the Indemnified Person of its duties or fulfillment of its obligations under the Program Documents or any other agreement relating to the Program to which JPMorgan becomes a party, whether civil, criminal administrative or investigative, against losses, out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees and expenses), liabilities (including liabilities for penalties), judgments, damages and fines incurred by such party in connection with the defense or settlement of such action, suit or proceeding, except where any such claim for indemnification is or relates to any Excluded Amount or is caused by the Indemnified Person's negligence or willful misconduct.

         The indemnification provided for herein supersedes in all respects any indemnification provision contained in any other Program Document or any other agreement relating to the Program to which JPMorgan is or becomes a party.

         6. INDEMNIFICATION PROCEDURES. An Indemnified Person shall give prompt written notice to Hartford Life of any action, suit or proceeding commenced or threatened against the Indemnified Person. Failure to provide prompt notice shall exclude Hartford Life from its obligation to provide indemnity to the extent that its ability to defend any such action, suit or proceeding is impaired by such failure. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, Hartford Life may, in its sole discretion, elect to assume the defense of the Indemnified Person, and if it so elects to assume such defense, Hartford Life shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel; provided, that if JPMorgan is the Indemnified Person, such counsel shall be on its approved counsel list. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but Hartford Life shall not be obligated to pay the fees and disbursements of such counsel unless (i) Hartford Life and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both Hartford Life and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Hartford Life shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons who are affiliated with JPMorgan.

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         7.    OTHER INDEMNIFICATION TERMS. Hartford Life shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder. The Indemnified Person may not settle any action, investigation or proceeding without the consent of Hartford Life, not to be unreasonably withheld.

         8. TRUST ANNUAL REPORTS. Hartford Life shall (i) file as an exhibit to each Trust's Annual Reports on Form 10-K (each a "10-K"), filed under the Securities Exchange Act of 1934, as amended, a compliance certificate completed by JPMorgan in the form attached to this Agreement as Annex I and (ii) at Hartford Life's expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the management of Hartford Life and to the Trustee a report (the "Auditor's Report") in the form attached to this Agreement Terms as Annex II. The Auditor's Report shall be filed as an exhibit to the Trust's 10-K(s).

         9. SURVIVAL. The obligations of Hartford Life, under this agreement shall survive the termination of each of the Program Documents.

         10. WAIVER. No waiver, modification or amendment of this agreement shall be valid unless executed in writing by the parties hereto.

         11. COUNTERPARTS. This agreement may be executed in counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed an original, but all of such contracts shall together constitute one and the same document.

         12. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

         If the foregoing correctly sets forth the understanding and agreement between Hartford Life and JPMorgan please so indicate by signing in the space provided for below.

                                         Very truly yours,

                                         HARTFORD LIFE INSURANCE COMPANY


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

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AGREED:


JPMORGAN CHASE BANK, IN ITS CAPACITY AS
INDENTURE TRUSTEE, PAYING AGENT,
CALCULATION AGENT, TRANSFER AGENT AND
REGISTRAR FOR THE PROGRAM

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ------------------------------

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                                                                         ANNEX I

                         ANNUAL STATEMENT OF COMPLIANCE

I [identify the certifying individual], a duly elected and acting officer of JP Morgan Chase Bank ("Indenture Trustee"), do hereby certify on behalf of the Indenture Trustee, that:

1. I have reviewed and examined the performance by the Indenture Trustee of the application of trust money collected by the Indenture Trustee pursuant to Section - and, if applicable, Section 6.06 of the Indenture pursuant to which the Trust's notes (the "Notes") were issued during the fiscal year ending December 31, 200 - (the "Relevant Year"); and

2. Based upon my review and examination described in 1 above, and except as provided in the Independent Auditor's Report on Applying Agreed Upon Procedures, dated - , 200 -, prepared by the Trust's independent public accountants in accordance with Section 8 of the Expense and Indemnity Agreement dated -, 2003, to the best of my knowledge, the application of trust money collected by the Indenture Trustee pursuant to Section - and, if applicable, Section - of the Indenture was performed in a satisfactory manner in all material respects throughout the Relevant Year.

JP MORGAN CHASE BANK, as Indenture Trustee

By:
   ----------------------------------------------------------------------------
            Name:
            Title:
Date:
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                                                                        ANNEX II

Independent Auditor's Report On Applying Agreed-Upon Procedures

To: Management of Hartford Life Insurance Company ("Hartford Life") and Wilmington Trust Company, as trustee (the "Trustee") of Hartford Life Global Funding Trust [ - ] (the "Trust")

We have performed the procedures enumerated below, which were agreed to by the Management of Hartford Life and the Trustee, solely to assist you in evaluating the proper and prompt payments of amounts by JP Morgan Chase Bank, as indenture trustee (the "Indenture Trustee"), of amounts payable under Hartford Life's secured notes program (the "Program") for the [year] [period] ended December 31, 200-. Hartford Life's management is responsible for the proper and prompt payments of amounts due under the funding agreements which support the payment of amounts due on the secured notes (the "Notes") issued by the Trust. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. The procedures and the associated findings are as follows:

         1. We requested and obtained a copy of the Indenture Trustee's HISTORY OF TRANSACTIONS LIST which details the payments received from Hartford Life on the funding agreements that secured the Notes, for the [year] [period] ended December 31, 200X. We reviewed the HISTORY OF TRANSACTIONS LIST and noted that the Indenture Trustee properly recorded the receipt of payments due from Hartford Life. We noted [no exceptions] [the following exceptions] in our testing of amounts received from Hartford Life by the Indenture Trustee.

         2. We requested and obtained from the Indenture Trustee a copy of the Transmission by Database Report, which details the components of the bulk wire transfers to Cede & Co., the nominee of the Depository Trust Company, and noted that the amounts due on the Notes were a component of the bulk wire transfers as noted on the Transmission by Database Report on the applicable dates tested. We noted [no exceptions] [the following exceptions] in our testing of the components of the bulk wire transfers to Cede & Co, the nominee of the Depository Trust Company, by the Indenture Trustee on the applicable dates tested, as detailed by the Transmission by Database Report.

         3. We requested and obtained from the Indenture Trustee a copy of the bulk wire transfer confirmation to Cede & Co, the nominee of the Depository Trust Company, and noted that the amount wired agreed to the Transmission by Database Report on the applicable dates tested. We noted [no exceptions] [the following exceptions] in our testing of the bulk wire transfers from the Indenture Trustee to Cede & Co, the nominee of the Depository Trust Company, to the Transmission by Database Report provided by the Indenture Trustee.

We were not engaged to and did not conduct an audit, the objective of which would be the expression of an opinion on funding agreement liabilities. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you. This report is intended solely for the information and use of the management of Hartford Life and the Trustee and is not intended to be and should not be used by anyone other than these specified parties.